UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2011

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                                     Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cobalt International Energy, Inc. (the “Company”) was held on April 28, 2011. There were 356,306,804 shares of common stock entitled to vote at the meeting and a total of 336,442,159 (94%) were represented at the meeting.

The proposals voted upon at the annual meeting and the final results of the vote on each proposal were as follows:

Proposal 1 — The election of twelve directors to serve until the 2012 Annual Meeting, and until their respective successors are elected and qualified.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Joseph H. Bryant	326,281,815	5,636,973	4,523,371
Peter R. Coneway	322,395,353	9,523,435	4,523,371
Michael G. France	330,865,842	1,052,946	4,523,371
Jack E. Golden	329,639,691	2,279,097	4,523,371
N. John Lancaster	322,603,878	9,314,910	4,523,371
Scott L. Lebovitz	326,402,550	5,516,238	4,523,371
Jon A. Marshall	331,566,402	352,386	4,523,371
Kenneth W. Moore	326,002,750	5,916,038	4,523,371
Kenneth A. Pontarelli	322,129,579	9,789,209	4,523,371
Myles W. Scoggins	331,358,102	560,686	4,523,371
D. Jeff van Steenbergen	322,241,569	9,677,219	4,523,371
Martin H. Young, Jr.	331,549,813	368,975	4,523,371

Proposal 2 — The ratification of appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain

336,389,581	49,461	3,117

Proposal 3 — Advisory vote on executive compensation of the Company’s named executive officers as disclosed in its proxy statement

The compensation of the Company’s named executive officers was approved by advisory vote as follows:

For	Against	Abstain	(Broker Non-Votes)

327,642,685	1,792,855	2,483,248	4,523,371

Proposal 4 — Advisory vote on the frequency of executive compensation advisory votes

The results of the advisory vote on the frequency of executive compensation advisory votes were as follows:

One Year	Two Years	Three Years	Abstain	(Broker Non-Votes)

296,351,104	1,831,323	31,238,926	2,497,435	4,523,371

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2011

Cobalt International Energy, Inc.

By:	/s/ Samuel H. Gillespie

Name:	Samuel H. Gillespie
Title:	General Counsel and
Executive Vice President